UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 14, 2015

(Date of Earliest Event Reported)

West Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-35846	47-0777362
(Commission File Number)	(I.R.S. Employer Identification No.)

11808 Miracle Hills Drive, Omaha, Nebraska 68154

(Address of principal executive offices)

Registrant’s telephone number, including area code: (402) 963-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 14, 2015, in connection with the Company’s compliance with certain board of director independence requirements under the Nasdaq Marketplace Rules, Soren L. Oberg, a Managing Director of Thomas H. Lee Partners, L.P. (“THL”) resigned from the Board of Directors (the “Board”) of West Corporation (the “Company”). Mr. Oberg resigned in order to allow Donald M. Casey Jr. to join the Board as an independent director and to align THL’s board representation with its current equity ownership of the Company. Mr. Oberg’s resignation did not involve any disagreement with the Company, the Company’s management or the Board, and at the time of his resignation, Mr. Oberg was not a member of any of the Board’s standing committees. Following Mr. Oberg’s resignation and Mr. Casey’s election, the Board of Directors of the Company now consists of the following nine directors: Lee Adrean, Thomas B. Barker, Donald M. Casey, Jr., Anthony J. DiNovi, Michael A. Huber, Paul R. Garcia, Laura A. Grattan, Diane E. Offereins and Gregory T. Sloma.

On December 14, 2015, the Board elected Mr. Casey as a member of the Board to a term expiring at the annual meeting of stockholders to be held in 2018. Mr. Casey has served as Chief Executive Officer, Medical segment for Cardinal Health, Inc., a healthcare services company, since April 2012. Before joining Cardinal Health, Mr. Casey served as Chief Executive Officer of the Gary and Mary West Wireless Health Institute, a non-profit research organization focused on lowering the cost of healthcare through novel technology solutions, from March 2010 to March 2012. Previously, Mr. Casey served as worldwide chairman for Johnson & Johnson’s comprehensive care group. Mr. Casey serves on the boards of Surgical Specialties (formerly AngioTech), AdvaMed and The James Foundation.

The Board has determined that Mr. Casey is independent in accordance with the requirements of the NASDAQ Stock Market. Mr. Casey will receive the compensation established by the Company from time-to-time for non-employee directors (excluding non-employee directors affiliated with the Company’s sponsors), including an annual cash retainer fee of $75,000 and an equity grant of shares of the Company’s common stock with a fair market value equal to $100,000.

There are no arrangements or understandings between Mr. Casey and any other persons pursuant to which he was selected as a director, and Mr. Casey has no direct or indirect material interest in any transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST CORPORATION

Dated: December 14, 2015	By:	/s/ Jan D. Madsen
Jan D. Madsen
Chief Financial Officer